EXHIBIT 10.1
                             CARRIAGE SERVICES, INC.

                  AMENDMENT NO. 2 TO 1995 STOCK INCENTIVE PLAN

      THIS AMENDMENT NO. 2 (this "Amendment") to the Amended and Restated 1995 Stock Incentive Plan (the "Plan"), of CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), adopted effective March 25, 1999;

      WHEREAS, the Company originally adopted the 1995 Stock Incentive Plan effective July 1, 1995, amended the Plan effective as of July 18, 1996, and then amended and restated the Plan effective as of January 7, 1997, and further amended the Plan effective February 4, 1998; and

      WHEREAS, the Board of Directors of the Company has proposed that the Plan be further amended as hereafter described;

      NOW, THEREFORE, the Plan shall be amended as follows:

      1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

      2. NUMBER OF AUTHORIZED SHARES. The third sentence of Section 1.5(a) of the Plan is hereby amended in its entirety so that, as amended, the third sentence of said Section 1.5(a) shall read as follows:

         "The maximum number of shares of Common Stock that may be issued under this Plan shall be 1,450,000."

      3. EFFECTIVENESS OF AMENDMENTS. The amendments to the Plan evidenced by this Amendment shall be effective as of March 25, 1999, provided that such amendments are approved by the stockholders of the Company on or before December 31, 1999.

      4. RATIFICATION. As amended hereby, the Plan in hereby ratified and confirmed.

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